Exhibit 24


                              PP&L RESOURCES, INC.

                      DIRECTORS DEFERRED COMPENSATION PLAN

                                POWER OF ATTORNEY

          The undersigned directors of PP&L Resources, Inc., a Pennsylvania corporation, hereby appoint William F. Hecht, R. E. Hill, and Robert U. Grey their true and lawful attorney, and each of them their true and lawful attorney, with power to act without the other and with full power of substitution and resubstitution, to execute for the undersigned directors and in their names to file with the Securities and Exchange Commission, Washington,

D.C., under provisions of the Securities Act of 1933, as amended, a registration statement for the registration under provisions of the Securities

Act of 1933, as amended, and any other rules, regulations or requirements of the Securities and Exchange Commission in respect thereof, of not in excess of

200,000 shares of Common Stock of PP&L Resources, Inc. in connection with its

Directors Deferred Compensation Plan; and any and all amendments thereto,

whether said amendments add to, delete from or otherwise alter such registration statement, or add or withdraw any exhibits or schedules to be filed therewith and any and all instruments in connection therewith.  The undersigned hereby grant to said attorneys and each of them full power and authority to do and perform in the name of and on behalf of the undersigned,

and in any and all capabilities, any act and thing whatsoever required or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might do, hereby ratifying and approving the acts of said attorneys and each of them.
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          IN WITNESS WHEREOF, the undersigned have hereunto set their hands and seals this 27th day of March, 1996.



/s/ E. Allen Deaver L.S.                       /s/ Stuart Heydt L.S.
E. Allen Deaver                                   Stuart Heydt



/s/ David L. Tressler, L.S.                    /s/ Clifford L. Jones L.S.
David L. Tressler                                 Clifford L. Jones



/s/ William J. Flood L.S.                      /s/ John T. Kauffman L.S.
William J. Flood                                  John T. Kauffman



/s/ Daniel G. Gambet L.S.                      /s/ Robert Y. Kaufman L.S.
Daniel G. Gambet                                  Robert Y. Kaufman



/s/ Elmer D. Gates L.S.                        /s/ Ruth Leventhal L.S.
Elmer D. Gates                                    Ruth Leventhal



/s/ Derek C. Hathaway L.S.                     /s/ Frank A. Long L.S.
Derek C. Hathaway                                 Frank A. Long



/s/ William F. Hecht L.S.                      /s/ Norman Robertson L.S.
William F. Hecht                                  Norman Robertson